     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996

                                                       REGISTRATION NO. 333-3888
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              GARTNER GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

            DELAWARE                          7372                         04-3099750
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                                 P.O. BOX 10212
                              56 TOP GALLANT ROAD
                            STAMFORD, CT 06904-2212
                                 (203) 964-0096
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN F. HALLIGAN
                           EXECUTIVE VICE PRESIDENT,
                       CHIEF FINANCIAL OFFICER, TREASURER
                            AND CORPORATE SECRETARY
                              GARTNER GROUP, INC.
                                 P.O. BOX 10212
                              56 TOP GALLANT ROAD
                            STAMFORD, CT 06904-2212
                                 (203) 964-0096
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

            LARRY W. SONSINI, ESQ.                        ROBERT A. ROSENBAUM, ESQ.
            HOWARD S. ZEPRUN, ESQ.                         ERIC M. NICHOLSON, ESQ.
            MARTIN W. KORMAN, ESQ.                          DORSEY & WHITNEY LLP
            JAMES E. WILLIAMS, ESQ.                        220 SOUTH SIXTH STREET
       WILSON SONSINI GOODRICH & ROSATI                  MINNEAPOLIS, MN 55402-1498
           PROFESSIONAL CORPORATION                            (612) 340-2600
              650 PAGE MILL ROAD
           PALO ALTO, CA 94304-1050
                (415) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eight of the Registrant's Second Amended Certificate of Incorporation (Exhibit
3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers and directors.

     Commencing with the effectiveness of the Merger, the Registrant will either cause J3 to, or will itself directly indemnify the current officers and directors of J3 in accordance with J3's Bylaws in effect immediately before the Merger to any action or inaction by such person prior to the Merger.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (A) EXHIBITS

  3.1      Second Amended and Restated Certificate of Incorporation.*
  3.2(2)   Bylaws as amended.
  4.1(2)   Article III of Restated Certificate of Incorporation (See Exhibit 3.1).
  4.2(2)   Form of Certificate for Common Stock.
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati (regarding legality of securities being offered). (see page II-5).
 10.1(2)   Form of Indemnification Agreement.
 10.2(2)   Amended and Restated Registration Agreement dated March 19, 1993 among the
           Registrant, The Dun & Bradstreet Corporation ("D&B") and Dun & Bradstreet
           Enterprises, Inc.
 10.3(2)   Stockholder's Agreement dated as of March 19, 1993 by and between the Registrant and D&B.
 10.4(1)   Lease dated December 29, 1994 by and between Soundview Farms and the Registrant related to premises at 56 Top Gallant Road, 70 Gatehouse Road, and 88 Gatehouse
           Road, Stamford, Connecticut.
 10.6(2)   Long Term Incentive Plan (Tenure Plan), including form of Employee Stock Purchase
           Agreement.
 10.7(3)   1991 Stock Option Plan, as amended, including form of Stock Option Agreement.
 10.8(2)   1993 Director Stock Option Plan.
 10.9(2)   Employee Stock Purchase Plan.
10.10(4)   1994 Long Term Stock Option Plan.
10.11(1)   Forms of Master Client Agreement.
10.12(2)   Commitment Letter dated July 16, 1993 from The Bank of New York.
10.13(3)   Commitment Letter dated July 5, 1994 from Chemical Connecticut Corporation.
10.14(2)   Indemnification Agreement dated April 16, 1993 by and among the Registrant, D&B and the Fund.
10.15(1)   Research Sharing Agreement dated May 17, 1995 between Registrant and SoundView
           Financial Group.
 11.1(1)   Computation of Net Income per Common Share.
 13.1(1)   Annual Report to Stockholders.

 21.1(1)   Subsidiaries of Registrant.
 23.1      Consent of Price Waterhouse LLP
 23.2      Consent of Arthur Andersen LLP
 23.3      Report of Price Waterhouse LLP on Financial Statement Schedule.
 25.1      Power of Attorney. (see page II-4).
 99.1      Form of J3 Learning Corporation Proxy

- ---------------
  * Previously filed.

(1) Incorporated by reference from the Gartner's Annual Report on Form 10-K, dated as of December 21, 1995.

(2) Incorporated by reference from the Gartner's Registration Statement on Form S-1, as amended, effective October 4, 1993.

(3) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on November 3, 1994.

(4) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on May 18, 1995.

     (B) FINANCIAL STATEMENT SCHEDULE

                              GARTNER GROUP, INC.

               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                           (ALL AMOUNTS IN THOUSANDS)

                                                         ADDITIONS     ADDITIONS
                                            BALANCE AT   CHARGED TO   CHARGED TO                   BALANCE AT
                                            BEGINNING    COSTS AND       OTHER       DEDUCTIONS       END
                                             OF YEAR      EXPENSES    ACCOUNTS(1)   FROM RESERVE    OF YEAR
                                            ----------   ----------   -----------   ------------   ----------
YEAR ENDED SEPTEMBER 30, 1993
Allowance for doubtful accounts and
  returns and allowances..................    $2,803       $  596        $  65         $  686        $2,778
                                              ======       ======         ====         ======        ======
YEAR ENDED SEPTEMBER 39, 1994
Allowance for doubtful accounts and
  returns and allowances..................    $2,778       $1,345        $ 162         $  854        $3,431
                                              ======       ======         ====         ======        ======
YEAR ENDED SEPTEMBER 30, 1995
Allowance for doubtful accounts and
  returns and allowances..................    $3,431       $1,900        $  27         $1,668        $3,690
                                              ======       ======         ====         ======        ======

- ---------------
(1) Allowances of $27,000, $162,000, and $65,000 assumed upon acquisitions of entities in fiscal years 1995, 1994 and 1993, respectively.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements, management's discussion and analysis or notes thereto.

ITEM 22.  UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 2nd day of July 1996.


                                          GARTNER GROUP, INC

                                          By:     /s/ MANUEL A. FERNANDEZ

                                            ------------------------------------
                                                    Manuel A. Fernandez
                                             President, Chief Executive Officer
                                                             and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Manuel A. Fernandez and John F. Halligan, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                   TITLE                      DATE
- ------------------------------------------  -------------------------------------  -------------
         /s/ MANUEL A. FERNANDEZ            President, Chief Executive Officer     July 2, 1996
- ------------------------------------------  and Chairman of the Board (Principal
           Manuel A. Fernandez              Executive Officer)
           /s/ JOHN F. HALLIGAN             Executive Vice President, Chief        July 2, 1996
- ------------------------------------------  Financial Officer, Treasurer and
             John F. Halligan               Corporation Secretary (Principal
                                            Financial Officer)
           /s/ WILLIAM O. GRABE             Director                               July 2, 1996
- ------------------------------------------
             William O. Grabe
            /s/ MAX D. HOPPER               Director                               July 2, 1996
- ------------------------------------------
              Max D. Hopper
          /s/ JOHN P. IMLAY, JR.            Director                               July 2, 1996
- ------------------------------------------
            John P. Imlay, Jr.
         /s/ STEPHEN G. PAGLIUCA            Director                               July 2, 1996
- ------------------------------------------
           Stephen G. Pagliuca
           /s/ DENNIS G. SISCO              Director                               July 2, 1996
- ------------------------------------------
             Dennis G. Sisco

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
 NUMBER                                  DESCRIPTION                                     PAGE
- --------   ------------------------------------------------------------------------  ------------
  3.1      Second Amended and Restated Certificate of Incorporation.*..............
  3.2(2)   Bylaws as amended. .....................................................

  4.1(2)   Article III of Restated Certificate of Incorporation (See Exhibit
           3.1). ..................................................................
  4.2(2)   Form of Certificate for Common Stock. ..................................
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati (regarding legality of securities being offered) (see page II-5). .............................
 10.1(2)   Form of Indemnification Agreement. .....................................
 10.2(2)   Amended and Restated Registration Agreement dated March 19, 1993 among the Registrant, The Dun & Bradstreet Corporation ("D&B") and Dun &
           Bradstreet Enterprises, Inc. ...........................................
 10.3(2)   Stockholder's Agreement dated as of March 19, 1993 by and between the
           Registrant and D&B. ....................................................
 10.4(1)   Lease dated December 29, 1994 by and between Soundview Farms and the
           Registrant related to premises at 56 Top Gallant Road, 70 Gatehouse
           Road, and 88 Gatehouse Road, Stamford, Connecticut.Address(es): ........
 10.6(2)   Long Term Incentive Plan (Tenure Plan), including form of Employee Stock
           Purchase Agreement. ....................................................
 10.7(3)   1991 Stock Option Plan, as amended, including form of Stock Option
           Agreement. .............................................................
 10.8(2)   1993 Director Stock Option Plan. .......................................
 10.9(2)   Employee Stock Purchase Plan. ..........................................
10.10(4)   1994 Long Term Stock Option Plan. ......................................
10.11(1)   Forms of Master Client Agreement. ......................................
10.12(2)   Commitment Letter dated July 16, 1993 from The Bank of New York. .......
10.13(3)   Commitment Letter dated July 5, 1994 from Chemical Connecticut
           Corporation. ...........................................................
10.14(2)   Indemnification Agreement dated April 16, 1993 by and among the
           Registrant, D&B and the Fund. ..........................................
10.15(1)   Research Sharing Agreement dated May 17, 1995 between Registrant and
           SoundView Financial Group. .............................................
 11.1(1)   Computation of Net Income per Common Share. ............................
 13.1(1)   Annual Report to Stockholders. .........................................
 21.1(1)   Subsidiaries of Registrant. ............................................
 23.1      Consent of Price Waterhouse LLP ........................................
 23.2      Consent of Arthur Andersen LLP .........................................
 23.3      Report of Price Waterhouse LLP on Financial Statement Schedule. ........
 23.4      Consent of Coopers & Lybrand, LLP ......................................
 25.1      Power of Attorney. (see page II-4). ....................................
 99.1      Form of J3 Learning Corporation Proxy ..................................

- ---------------
  * Previously filed.

(1) Incorporated by reference from the Gartner's Annual Report on Form 10-K, dated as of December 21, 1995.

(2) Incorporated by reference from the Gartner's Registration Statement on Form S-1, as amended, effective October 4, 1993.

(3) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on November 3, 1994.

(4) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on May 18, 1995.